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                                                                     Exhibit 4.7


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND ARE TRANSFERABLE ONLY
                         IN COMPLIANCE WITH SUCH LAWS

                             WARRANT CERTIFICATE

                   20,000 Warrants to Purchase Common Stock

                        Sheffield Pharmaceuticals, Inc.

            (Incorporated under the laws of the State of Delaware)

          This is to certify that, for value received, The P. L. Thomas Group, Inc., or registered assigns, is the owner of 20,000 Warrants, each of which entitles the registered owner to purchase from Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), at any time after the date specified below, one share of fully paid and non-assessable common stock
(the "Common Stock") of the Corporation, at a purchase price per share of $3.00 (the "Applicable Exercise Price"), subject to adjustment as set forth herein. This Warrant Certificate covers an aggregate of 20,000 shares of Common Stock, subject to adjustment as set forth herein. The shares of Common Stock issuable upon the exercise of the Warrants are sometimes called the "Warrant Share."

          Subject to the provisions hereof, the Warrants represented by this Warrant Certificate may be exercised by the registered holder in whole or in part by surrender of this Warrant Certificate at the principal executive offices of the Corporation with the form of election to exercise attached hereto duly executed and with payment in full to the Corporation of the Applicable Exercise Price for each of the Warrant Shares so purchased. Payment of such Applicable Exercise Price shall be made in cash or by certified official bank check. Thereupon, the Warrants shall be deemed to have been exercised and the person exercising the same to have become a holder of record of the Warrant Shares so purchased (or of the other securities or property to which such person is entitled upon such exercise) for all purposes; and certificates for Warrant Shares so purchased shall be delivered to the purchaser within a reasonable time (not exceeding 10 days) after the Warrants shall have been exercised as set forth above.

          The right of the registered holder to exercise the Warrants represented by this Warrant Certificate shall be exercisable in full on or after October 15, 1997, and until 5:00 p.m., Eastern Standard Time, October 15, 2002 (the "Expiration Time"). Any Warrants not exercised on or before the Expiration Time shall expire and be of no further force or effect. If only a portion of the Warrants shall be exercised, the holder of this Warrant Certificate shall be entitled to

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receive a similar warrant certificate of like tenor and date covering the number of Warrants which shall not have been exercised.

          This Warrant Certificate is exchangeable upon surrender by its registered holder at the principal executive offices of the Corporation, for new warrant certificates of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares which may be purchased hereunder.

          This Warrant Certificate and the rights evidenced hereby may not be sold, conveyed, pledged or otherwise transferred by the holder hereof without the prior written consent of the Corporation.

          The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Corporation further covenants and agrees that it will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant Certificate.

                                   ARTICLE I

          Section 1.1  Adjustment of Applicable Exercise Price.
                       ---------------------------------------

          (a) The Applicable Exercise Price shall be subject to adjustment from time to time as follows:

          (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of Warrants and the Applicable Exercise Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased and the Applicable Exercise Price decreased in proportion to such increase of outstanding shares.

          (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased

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     by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the number of Warrant Shares issuable upon exercise of Warrants and the Applicable Exercise Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased and the Applicable Exercise Price shall be increased in proportion to such decrease in outstanding shares.

          (iii) If any consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Warrants, such shares of stock, securities, interests or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by such holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Applicable Exercise Price) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          (iv) All calculations under this paragraph (a) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, or one cent ($.01), as the case may be.

          (b) In any case in which the provisions of this Article I shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(x) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to

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Section 1.2; provided, however, that the Corporation shall deliver to such
             --------  -------
holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (c) Except in the case of shares registered pursuant to Section 2.1, any and all Warrant Shares issued pursuant to the exercise of the Warrants shall bear a legend reflecting that such Warrant Shares have not been registered under the Securities Act of 1933, as amended, or under any state securities law, and cannot be transferred by sale, pledge or otherwise, except in compliance with such securities laws and all regulations thereunder. As a condition to the issuance of Warrant Shares, the holder hereof requesting to so exercise the Warrants shall execute appropriate investment letters and shall deliver such other documents (including legal opinions) as may be reasonably required by the Corporation and its counsel to assure that Warrant Shares are issued only in compliance with applicable securities law.

          (d) In the event the Corporation proposes to take any action of the types described in this Section 1.1, the Corporation shall give notice to each holder of Warrants, at the address of such holder shown on the books of the Corporation, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth the facts with respect thereto reasonably necessary to indicate the effect of the action (to the extent the effect may be known at the date of such notice) on the Applicable Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. In the case of any action which would require the fixing of a record date, notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, and the holder of these Warrants shall have no right to prevent or delay any such action by injunction or otherwise.

          (e) In the event that at any time as a result of an adjustment made pursuant to this Section 1.1, the holder of any Warrants thereafter surrendered or exercised shall become entitled to receive any shares of the Corporation or another corporation other than shares of Common Stock, the provisions of

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this Section 1.1 and Section 1.2 with respect to the Common Stock shall apply on like terms to any such other shares.

          Section 1.2. No certificates for fractional shares of Common Stock shall be issued upon the exercise of Warrants, but in lieu thereof the Corporation shall pay, upon exercise in full of the Warrants represented by this Warrant Certificate, out of funds legally available therefor, a cash adjustment in respect of such fractional shares based upon the then effective Applicable Exercise Price.

                                  ARTICLE II

          Section 2.1. If the Corporation at any time after the date hereof, proposes to register any of its shares of Common Stock under the Securities Act pursuant to a registration statement (other than pursuant to a registration statement on Form S-4 or S-8 or any successor or similar forms), it will promptly give written notice to the registered holder hereof of its intention to do so and, upon the written request of the holder given within 20 days after receipt of any such notice (which request shall state the intended method of disposition of such Warrant Shares by such holder), the Corporation will use its best efforts to cause any or all of the Warrant Shares held by such holder, or which may be acquired by such holder upon exercise of the Warrants, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by such holder of such Warrant Shares; provided, however, that the Corporation may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other Common Stock originally proposed to be registered; provided, further, that if the Corporation's underwriters recommend a reduction in the number of shares to be registered, the number of Warrant Shares which the Corporation is required to register hereunder on behalf of the holder shall be reduced in the same ratio that recommended reduction bears to the total number of shares (other than shares of Common Stock issuable by the Company) originally proposed to be registered. The Corporation need not reduce the number of any shares which it proposes to sell, in which case any reduction shall be allocated proportionately among the balance of the shares to be registered (other than shares of Common Stock issuable by the Company), including the Warrant Shares. In addition, if at any time after the date hereof the Corporation proposes to register shares of its date hereof the Corporation proposes to register shares of its Common Stock for offering otherwise than in connection with an underwritten public offering (including pursuant to

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Rule 415(a)(iii) or (viii) of the Securities Act), the Corporation will use its best efforts to cause any Warrant Shares not theretofore issued to be registered for issuance upon exercise thereof.

     Section 2.2. All expenses incurred by the Corporation in complying with this Article II, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Corporation, the expense of any special audits incident to or required by any such registration, and the expense (including counsel fees) of complying with securities or Blue Sky laws shall be paid by the Corporation; provided in no event shall the Corporation be liable for any fees payable to counsel or accountants retained by any holder hereof or for underwriting fees, discounts or selling commissions attributable to such Warrant Shares.

     Section 2.3. In the event of any registration of Warrant Shares under the Securities Act pursuant to this Article 2, the Corporation will indemnify and hold harmless the holder against any losses, claims, damages or liabilities to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus, prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such holder for reasonable legal or any other expenses reasonably incurred by such holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, prospectus subject to completion or final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such holder specifically for use in the preparation thereof.

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     Section 2.4.   In the event of any registration of any Warrant Shares
pursuant to this Article II, the holder will indemnify and hold harmless the Corporation, its attorneys, accountants, underwriters and each other person, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Corporation or such other person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus, prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, prospectus subject to completion or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such holder specifically for use in the preparation thereof, and such holder will reimburse the Corporation and each such other person for any legal or any other expenses reasonably incurred by the Corporation or such other person in connection with investigating or defending any such loss, claim, damage, liability or action.

     Section 2.5. In the event of any claim for which indemnity is sought under Section 2.3 or 2.4, above, the party seeking indemnification shall give prompt notice of its claim to the other party and shall permit the other party to engage counsel and to defend against the same.

     Section 2.6. The holder's right to request registration of Warrant Shares under this Article II shall cease and terminate as to any particular Warrant Shares when such Warrant Shares shall have been effectively registered under the Securities Act or when such Warrant Shares shall have become eligible for sale pursuant to Rule 415 of the Securities Act. The holder's right to request registration of Warrant Shares under this Article II shall be transferable in connection with any disposition of such shares to a permitted transferee of at least 5,000 of such Warrant Shares upon the agreement of such transferee to be bound by the terms hereof; provided, however, if

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at any time The P. L. Thomas Group, Inc., shall hold less than 5,000 Warrant
Shares as a result of having transferred Warrant Shares together with registration rights hereunder, its registration rights with respect to the Warrant Shares it still holds shall terminate. For purposes of this Warrant Certificate, shares of Common Stock shall cease to be Warrant Shares when such shares have been sold pursuant to an effective registration statement under the Securities Act or pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder or when such Warrant Shares shall have become eligible for sale pursuant to Rule 415 of the Securities Act.

                                  ARTICLE III

     Section 3.1. The issue of any stock or other certificate upon the exercise of the Warrants shall be made without charge to the registered holder hereof for any transfer or issuance tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of this Warrant Certificate, and the Corporation shall not required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     Section 3.2. If this Warrant Certificate shall be lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnify or otherwise protect the Corporation as the Corporation may in its discretion impose, issue a new warrant certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new warrant certificate shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Section 3.3. The Corporation may deem and treat the registered holder of this Warrant Certificate as the absolute owner of this Warrant Certificate for all purposes and shall not be affected by any notice to the contrary. This Warrant Certificate and all rights hereunder are transferable on the books of the Corporation, upon surrender of this Warrant Certificate, with the form of assignment attached hereto duly executed by the registered holder hereof or by his attorney duly authorized in writing, to the Corporation at its principal

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executive offices and thereupon there shall be issued in the name of the transferee or transferees, in exchange for this Warrant Certificate, a new warrant certificate or warrant certificates of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder; provided that the Corporation shall not be obligated to record or give effect to any transfer of Warrants, unless the holder shall furnish evidence reasonably satisfactory to the Corporation that the proposed transfer does not violate any applicable securities law or regulation. References in this Certificate to a "holder" shall include any transferee or transferees to whom the Warrants may be transferred pursuant to the foregoing. Notwithstanding the foregoing, this Warrant Certificate and the rights represented hereby may not be sold, conveyed, pledged or otherwise transferred without the prior written consent of the Corporation.

          Section 3.4. Except as otherwise provided herein, this Warrant Certificate shall not entitle the holder to any rights of a stockholder of the Corporation either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive rights or to receive any notice of meetings of stockholders or of any other proceedings of the Corporation.

          Section 3.5. Upon the exercise or permitted transfer of any Warrants hereunder, if the holder has Warrants with different Applicable Exercise Prices, he shall designate the Applicable Exercise Price with respect to the Warrants exercised or transferred. Such designation shall be recorded by the Corporation in its books and records and shall be specifically identified with such Warrants.

          Section 3.6. This Warrant Certificate shall, in all events, remain outstanding and fully exercisable until it is exercised in its entirety or terminates in accordance with the terms hereof.

          Section 3.7. In the event that one or more of the provisions of this Warrant Certificates shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provison of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          Section 3.8. This Warrant Certificate shall be governed by and construed in accordance with the laws of the

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State of New York applicable to agreements made and to be entirely performed within such State.

          Dated: As of 4/30, 1997.
                       ----

                                            Sheffield Pharmaceuticals, Inc.


                                            By /s/ Loren G. Peterson
                                               ----------------------------
                                               Chief Financial Officer

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                               FORM OF EXERCISE
                               ----------------
               (to be executed by the registered holder hereof)

          The undersigned hereby exercises the right to purchase ___________ shares of common stock ("Common Stock") of Sheffield Pharmaceuticals, Inc., evidenced by the within Warrant Certificate for an Applicable Exercise Price of $___________ per share and herewith makes payment of the purchase price in full of $____________. Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Dated: ________________, 19_____.

                                                 _______________________________

Instructions for registration of stock

______________________________________
         Name (Please Print)

Social Security or other identifying Number: _____________________

Address: _______________________________________
                City/State and Zip Code

          Instructions for registration of certificate representing the unexercised balance of Warrants (if any)

______________________________________
         Name (Please Print)

Social Security or other identifying Number: _____________________

Address: _______________________________________
                City, State and Zip Code

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                        TRANSFER OF WARRANT CERTIFICATE
                        -------------------------------

          For value received ___________________________________________________
hereby sells, assigns and transfers unto _______________________________________
the rights to purchase ____________________ shares of common stock of Sheffield Pharmaceuticals, Inc. (the "Corporation"), at an Applicable Exercise Price of $_________ per share, which rights are represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ________________ attorney to transfer said rights on the books of the within named Corporation, with full power of substitution in the premises. The undersigned acknowledges that such sale, assignment and transfer is subject to the written approval of the Corporation in accordance with the terms of the Warrant Certificate.


                                             ___________________________________

DATED:

In the Presence of ____________________________


Social Security and other Identifying
Number of Assignee: _________________


Address of Assignee:


_____________________________________
     City, State and Zip Code